Exhibit 99.2

This Statement on Form 3 is filed by:  (i) AP VIII CH2 Holdings, L.P., (ii) Apollo Advisors VIII, L.P., (iii) Apollo Capital Management VIII, LLC, (iv) APH Holdings, L.P., and (v) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  June 24, 2015

Issuer Name and Ticker or Trading Symbol:  CH2M HILL Companies, Ltd. [NONE]

AP VIII CH2 HOLDINGS, L.P.

By:	Apollo Advisors VIII, L.P.
its managing general partner

	By:	Apollo Capital Management VIII, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO ADVISORS VIII, L.P.

By:	Apollo Capital Management VIII, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO CAPITAL MANAGEMENT VIII, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APH HOLDINGS, L.P.

By:	Apollo Principal Holdings III GP, Ltd.
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III GP, LTD.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President